Document Summary:

     Document:     0805-23
     Author:
     Addressee:
     Operator:

     Creation Date:      03/30/1994
     Modification Date:  03/30/1994

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                     Exhibit 23

       Consent of Independent Certified Public Accountants






The Board of Directors
IWC Resources Corporation:

           We consent to incorporation by reference in the Registration Statement No. 33-30221 on Form S-8 and Registration Statement No. 33-6406 on Form S-3 (originally on Form S-16) of IWC Resources Corporation of our reports dated January 26, 1994, relating to the consolidated balance sheets of IWC Resources Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of earnings, shareholders' equity and cash flows and related schedules for each of the years in the three-year period ended December 31, 1993, which reports appear herein or in the 1993 Annual Report to Shareholders and have been incorporated by reference in the December 31, 1993 annual report on Form 10-K of IWC Resources Corporation. Our reports refer to a change in method of revenue recognition in 1991 and, effective January 1, 1993, a change in accounting for income taxes and postretirement benefits other than pensions.





KPMG PEAT MARWICK
Indianapolis, Indiana

March 23, 1994